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                                                                   Exhibit 10.19

                            WSB FINANCIAL GROUP, INC.

                         COMPENSATION COMMITTEE CHARTER

1.   ROLE

The Compensation Committee's role is to discharge the Board's responsibilities relating to compensation of the Company's executives, to produce an annual report on executive compensation for inclusion in the Company's proxy statement, and to oversee and advise the Board on the adoption of policies that govern the Company's compensation programs, including stock and benefit plans.

2.   MEMBERSHIP

The membership of the Committee consists of at least three (3) directors, all of whom shall (a) meet the independence requirements established by the Board and applicable laws, regulations and listing requirements, (b) be a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and (c) be an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code. The Board appoints the members of the Committee and the chairman. The Board may remove any member from the Committee at any time with or without cause.

3.   OPERATIONS

The Committee meets at least four times a year. Additional meetings may occur as the Committee or its chair deems advisable. The Committee will cause to be kept adequate minutes of all its proceedings, and will report on its actions and activities at the next quarterly meeting of the Board. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent. The Committee is governed by the same rules regarding meetings (including meetings by conference telephone or similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee is authorized to adopt its own rules of procedure not inconsistent with (a) any provision of this Charter, (b) any provision of the Bylaws of the Company, or (c) the laws of the state of Washington.

4.   AUTHORITY

The Committee will have the resources and authority necessary to discharge its duties and responsibilities. The Committee has sole authority to retain and terminate outside counsel, compensation consultants retained to assist the Committee in determining the compensation of the Chief Executive Officer or senior executive officers, or other experts or consultants, as it deems appropriate, including sole authority to approve the firms' fees and other retention terms. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

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The Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

5.   RESPONSIBILITIES

The principal responsibilities and functions of the Compensation Committee are as follows:

          - Review the competitiveness of the Company's executive compensation programs to ensure (a) the attraction and retention of corporate officers, (b) the motivation of corporate officers to achieve the Company's business objectives, and (c) the alignment of the interests of key leadership with the interests of the Company.

          - Review the competitiveness of the Company's executive compensation programs to ensure (a) the attraction and retention of corporate officers, (b) the motivation of corporate officers to achieve the Company's business objectives, and (c) the alignment of the interests of key leadership with the long-term interests of the Company's shareholders.

          - Review trends in management compensation, oversee the development of new compensation plans, and, when necessary, approve the revision of existing plans.

          - Review and approve the compensation structure for corporate officers at the level of corporate vice president and above.

          - Oversee an evaluation of the performance of the Company's executive officers and approve the annual compensation, including salary, bonus, incentive and equity compensation, for the executive officers.

          - Review and approve Chairman and CEO goals and objectives, evaluate Chairman and CEO performance in light of these corporate objectives, and set Chairman and CEO compensation consistent with company philosophy. The CEO may not be present during deliberations or voting concerning the CEO's compensation. The CEO will be reviewed by the Chairman of the Corporate Governance/Nominating Committee acting as the Lead Independent Director. The results of the annual CEO evaluation will be considered in setting CEO salary and other compensation.

          - Review and approve compensation packages for new corporate officers and termination packages for corporate officers as requested by management.

          - Review and discuss with the Board and senior officers plans for officer development and corporate succession plans for the CEO and other senior officers.

          - Review and make recommendations concerning long-term incentive compensation plans, including the use of equity-based plans. Except as otherwise


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               delegated by the Board, the Committee will act on behalf of the
               Board as the "Committee" established to administer equity-based and employee benefit plans, and as such will discharge any responsibilities imposed on the Committee under those plans, including making and authorizing grants, in accordance with the terms of those plans.

          - Review periodic reports from management on matters relating to the Company's personnel appointments and practices.

          - Produce an annual Report of the Compensation Committee on Executive Compensation for the Company's annual proxy statement in compliance with applicable Securities and Exchange Commission rules and regulations and relevant listing authority.

          - Regularly review and make recommendations about changes to the charter of the Committee.

          - Obtain or perform an annual evaluation of the Committee's performance and make applicable recommendations.

It is WSB Financial Group's intention that this Compensation Committee Charter be its Compensation Committee Charter complying with the standards set forth by Securities and Exchange Commission and Nasdaq.


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